PROSPECTUS Dated January 24, 2001                   Pricing Supplement No. 70 to
PROSPECTUS SUPPLEMENT                       Registration Statement No. 333-47576
Dated January 24, 2001                                       Dated April 9, 2002
                                                                  Rule 424(b)(3)

                                  $37,329,600
                        Morgan Stanley Dean Witter & Co.
                          MEDIUM-TERM NOTES, SERIES C
                            Senior Fixed Rate Notes

                            -----------------------

                        8% SPARQS due September 15, 2003
                          Mandatorily Exchangeable for
            Shares of Common Stock of TEXAS INSTRUMENTS INCORPORATED

      Stock Participation Accreting Redemption Quarterly-pay Securities(SM)
                                  ("SPARQS(SM)")

The SPARQS will pay 8% interest per year but do not guarantee any return of principal at maturity. Instead, the SPARQS will pay at maturity a number of shares of Texas Instruments common stock, subject to our right to call the SPARQS for cash at any time beginning April 17, 2003.

o The principal amount and issue price of each SPARQS is $32.32, which is equal to the closing price of Texas Instruments common stock on April 9, 2002, the day we offered the SPARQS for initial sale to the public.

o We will pay 8% interest (equivalent to $2.5856 per year) on the $32.32 principal amount of each SPARQS. Interest will be paid quarterly, beginning June 15, 2002.

o At maturity, unless we have called the SPARQS for the cash call price, you will receive one share of Texas Instruments common stock in exchange for each SPARQS, subject to adjustment for certain corporate events relating to Texas Instruments Incorporated.

o Beginning April 17, 2003, we have the right to call all of the SPARQS at any time and pay to you the cash call price, which will be calculated based on the call date. The call price will be an amount of cash per SPARQS that, together with all of the interest paid on the SPARQS to and including the call date, gives you a yield to call of 22.50% per annum on the issue price of each SPARQS from and including the date of issuance to but excluding the call date. The calculation of the call price for any call date takes into account the time value of all of the payments made per SPARQS from the date of issuance to and including the applicable call date.

o If we decide to call the SPARQS, we will give you notice at least 10 but not more than 30 days before the call date specified in the notice. You will not have the right to exchange your SPARQS for Texas Instruments common stock prior to maturity.

o Investing in SPARQS is not equivalent to investing in Texas Instruments common stock.

o Texas Instruments Incorporated is not involved in this offering of SPARQS in any way and will have no obligation of any kind with respect to the SPARQS.

o The SPARQS have been approved for listing on the American Stock Exchange LLC, subject to official notice of issuance. The AMEX listing symbol for the SPARQS is "TIS."

You should read the more detailed description of the SPARQS in this pricing supplement. In particular, you should review and understand the descriptions in "Summary of Pricing Supplement" and "Description of SPARQS."

The SPARQS are riskier than ordinary debt securities. See "Risk Factors" beginning on PS-6.

                            -----------------------
                            PRICE $32.32 PER SPARQS
                            -----------------------

                                   Price to          Agent's        Proceeds to
                                   Public(1)      Commission(s)     Company(1)
                                 -------------    -------------     -----------
Per SPARQS....................       $32.32            $.65            $31.67
Total.........................    $37,329,600        $750,750       $36,578,850
------------------
(1)   Plus accrued interest, if any, from the original issue date.


                                 MORGAN STANLEY

                      (This page intentionally left blank)

                         SUMMARY OF PRICING SUPPLEMENT

     The following summary describes the SPARQS we are offering to you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in "Risk Factors."

     The SPARQS offered are medium-term debt securities of Morgan Stanley Dean Witter & Co. The return on the SPARQS at maturity is linked to the performance of the common stock of Texas Instruments Incorporated, which we refer to as Texas Instruments Stock. The SPARQS also provide fixed quarterly payments at an annual rate of 8% based on the principal amount of each SPARQS. Unlike ordinary debt securities, SPARQS do not guarantee the return of principal at maturity. Instead the SPARQS pay a number of shares of Texas Instruments Stock at maturity, subject to our right to call the SPARQS for cash at any time on or after April 17, 2003. The payment you will receive in the event that we exercise our call right will depend upon the call date and will be an amount of cash per SPARQS that, together with all of the interest paid on the SPARQS to and including the call date, gives you a yield to call of 22.50% per annum on the issue price of the SPARQS from and including the date of issuance to but excluding the call date. The calculation of the call price for any call date takes into account the time value of all of the payments made per SPARQS from the date of issuance to and including the applicable call date.

     "Stock Participation Accreting Redemption Quarterly-pay Securities" and "SPARQS" are our service marks.


Each SPARQS                     We, Morgan Stanley Dean Witter & Co., are
costs $32.32                    offering 8% Stock Participation Accreting
                                Redemption Quarterly-pay Securities(sm) due
                                September 15, 2003, Mandatorily Exchangeable for Shares of Common Stock of Texas Instruments
                                Incorporated, which we refer to as the
                                SPARQS(sm). The principal amount and issue price of each SPARQS is $32.32, which is equal to the closing price of Texas Instruments Stock on April 9, 2002, the day we offered the SPARQS for initial sale to the public.

No guaranteed                   Unlike ordinary debt securities, the SPARQS do
return of principal             not guarantee any return of principal
                                at maturity. Instead the SPARQS will pay an amount of Texas Instruments Stock at maturity, subject to our prior call of the SPARQS for the applicable call price in cash.
                                Investing in SPARQS is not equivalent to investing in Texas Instruments Stock.

8% interest on the              We will pay interest on the SPARQS, at the rate
principal amount                of 8% of the principal amount per year,
                                quarterly on each March 15, June 15, September
                                15 and December 15, beginning June 15, 2002. The interest rate we pay on the SPARQS is more than the current dividend rate on Texas Instruments Stock. The SPARQS will mature on September 15, 2003. If we call the SPARQS, we will pay accrued but unpaid interest on the SPARQS to but excluding the applicable call date.

Payout at maturity              At maturity, if we have not called the SPARQS,
                                we will deliver to you a number of shares of Texas Instruments Stock equal to the exchange ratio for each $32.32 principal amount of SPARQS you hold. The initial exchange ratio is one share of Texas Instruments Stock per SPARQS, subject to adjustment for certain corporate events relating to Texas Instruments
                                Incorporated, which we refer to as Texas
                                Instruments. You do not have the right to exchange your SPARQS for Texas Instruments
                                Stock prior to maturity.

                                You can review the historical prices of Texas Instruments Stock in the section of this pricing supplement called "Description of SPARQS--Historical Information."

                                If a market disruption event occurs on
                                September 5, 2003, the maturity date of the SPARQS may be postponed. See the section of this pricing supplement called "Description of SPARQS--Maturity Date."

Your return on the              The return investors realize on the SPARQS may
SPARQS may be                   be limited by our call right.  We have the
limited by our call right       right to call all of the SPARQS at any time
                                beginning April 17, 2003, including at maturity, for the cash call price, which will be calculated based on the call date. The call price will be an amount of cash per SPARQS that, together with all of the interest paid on the SPARQS to and including the call date, gives you a yield to call of 22.50% per annum on the issue price of each SPARQS from and including the date of issuance to but excluding the call date.

                                You should not expect to obtain a total yield (including interest payments) of more than 22.50% per annum on the issue price of the SPARQS to the date we exercise our call right. If we call the SPARQS, you will receive the cash call price and not Texas Instruments Stock or an amount based upon the market price of Texas Instruments Stock.

                                The yield to call, and the call price for a particular call date that the yield to call implies, takes into account the time value of any periodic payments that are made on a given investment. That is, in the case of the SPARQS, the yield to call assumes that an investor in the SPARQS earns the yield to call rate on a particular cash flow on the SPARQS, such as an interest payment or the payment of the call price on a particular call date, from the date of issuance of the SPARQS to but excluding the date of the applicable payment. As a result, the call price for any call date is an amount per SPARQS such that the present value of all of the payments made on the SPARQS to and including the applicable call date (i.e., including the call price and all of the interest payments), when discounted to the date of issuance from the payment date of those cash flows at the yield to call rate of 22.50% per annum, equals the issue price of the SPARQS.

                                If we call the SPARQS, we will do the
                                following:

                                o    send a notice announcing that we have
                                     decided to call the SPARQS;

                                o specify in the notice a call date when you will receive payment in exchange for delivering your SPARQS to the trustee; that call date will not be less than 10 nor more than 30 days after the date of the notice; and

                                o specify in the notice the cash call price that we will pay to you in exchange for each SPARQS.

                                If we were to call the SPARQS on April 17, 2003, which is the earliest day on which we may call the SPARQS, the total payment you would receive on the SPARQS, including interest paid from the date of issuance through the call date, would be $39.3957 per SPARQS. If we were to call the SPARQS on the maturity date, the total payment you would receive on the SPARQS, including interest paid from the date of issuance through the call date (which is the same date that would have otherwise been the maturity date), would be $42.5845 per SPARQS.

The yield to call on the        The yield to call on the SPARQS is 22.50%,
SPARQS is 22.50%                which means that the annualized rate of return
                                that you will receive on the issue price of the SPARQS if we call the SPARQS will be 22.50%.
                                The calculation of the yield to call takes into account the issue price of the SPARQS, the time to the call date, and the amount and timing of interest payments on the SPARQS, as well as the call price. If we call the SPARQS on any particular call date, the call price will be an amount so that the yield to call on the SPARQS to but excluding the call date will be 22.50% per annum.

MS & Co. will be the            We have appointed our affiliate, Morgan Stanley
calculation agent               & Co. Incorporated, which we refer to as MS &
                                Co., to act as calculation agent for JPMorgan
                                Chase Bank (formerly known as The Chase
                                Manhattan Bank), the trustee for our senior notes. As calculation agent, MS & Co. will determine the call price that you will receive if we call the SPARQS. As calculation agent, MS & Co. will also adjust the exchange ratio for certain corporate events that could affect the price of Texas Instruments Stock and that we describe in the section of this pricing supplement called "Description of
                                SPARQS--Antidilution Adjustments."

No affiliation with             Texas Instruments is not an affiliate of ours
Texas Instruments               and is not involved with this offering in any
                                way. The obligations represented by the SPARQS are obligations of Morgan Stanley Dean Witter &
                                Co. and not of Texas Instruments.

Where you can find more         The SPARQS are senior notes issued as part of
information on the SPARQS       our program. You can find a general description
                                of our Series C medium-term note program in the accompanying prospectus supplement dated
                                January 24, 2001. We describe the basic
                                features of this type of note in the sections called "Description of Notes--Fixed Rate Notes" and "--Exchangeable Notes."

                                For a detailed description of the terms of the SPARQS, including the specific mechanics for exercise of our call right, you should read the "Description of SPARQS" section in this pricing supplement. You should also read about some of the risks involved in investing in SPARQS in the section called "Risk Factors." The tax and accounting treatment of investments in equity-linked notes such as the SPARQS may differ from that of investments in ordinary debt securities or common stock. We urge you to consult with your investment, legal, tax, accounting and other advisors with regard to any proposed or actual investment in the SPARQS.

How to reach us                 You may contact your local Morgan Stanley
                                branch office or our principal executive offices at 1585 Broadway, New York,
                                New York 10036 (telephone number (212)
                                761-4000).

                                  RISK FACTORS

     The SPARQS are not secured debt and are riskier than ordinary debt securities. Because the return to investors is linked to the performance of Texas Instruments Stock, there is no guaranteed return of principal. Investing in SPARQS is not equivalent to investing directly in Texas Instruments Stock. In addition, you do not have the right to exchange your SPARQS for Texas Instruments Stock prior to maturity. The return investors realize on the SPARQS may be limited by our call right. This section describes the most significant risks relating to the SPARQS. You should carefully consider whether the SPARQS are suited to your particular circumstances before you decide to purchase them.


SPARQS are not ordinary            The SPARQS combine features of equity and
senior notes --                    debt. The terms of the SPARQS differ from
no guaranteed return of            those of ordinary debt in that we will not
principal                          pay you a fixed amount maturity. Our payout
                                   to you at maturity will be a number of shares of Texas Instruments Stock, subject to our right to call the SPARQS for at any time beginning April 17, 2003. If the market price of Texas Instruments Stock at maturity is less than the market price on April 9, 2002, the day we offered the SPARQS for initial sale to the public, and we have not called the SPARQS, we will pay you an amount of Texas Instruments Stock with a value that is less than the principal amount of the SPARQS.

Your appreciation                  The appreciation potential of the SPARQS may
potential may be limited by        be limited by our call right. The $32.32
our call right                     issue price of one SPARQS is equal to the
                                   market price of one share of Texas
                                   Instruments Stock on April 9, 2002, the day we offered the SPARQS for initial sale to the public. If we exercise our call right, you will receive the cash call price described under "Description of SPARQS--Call
                                   Price" below and not Texas Instruments Stock or an amount based upon the market price of Texas Instruments Stock. The payment you will receive in the event that we exercise our call right will depend upon the call date and will be an amount of cash per SPARQS that, together with all of the interest paid on the SPARQS to and including the call date, represents a yield to call of 22.50% per annum on the issue price of the SPARQS from the date of issuance to but excluding the call date. We may call the SPARQS at any time on or after April 17, 2003, including on the maturity date. You should not expect to obtain a total yield
                                   (including interest payments) of more than 22.50% per annum on the issue price of the SPARQS to the date we exercise our call right.

Secondary trading                  There may be little or no secondary market
may be limited                     for the SPARQS.  Although the SPARQS have
                                   been approved for listing on the American
                                   Stock Exchange LLC, which we refer to as the AMEX, it is not possible to predict whether the SPARQS will trade in the secondary market. Even if there is a secondary market, it may not provide significant liquidity.
                                   MS & Co. currently intends to act as a
                                   market maker for the SPARQS but is not
                                   required to do so.

Market price of the SPARQS         Several factors, many of which are beyond our
influenced by many                 control, will influence the value of the
unpredictable factors              SPARQS. We expect that generally the market
                                   price of Texas Instruments Stock on any day will affect the value of the SPARQS more than any other single factor. However, because we have the right to call the SPARQS at any time beginning April 17, 2003 for a call price that is not linked to the market price of Texas Instruments Stock, the SPARQS may trade differently from Texas Instruments
                                   Stock. Other factors that may influence the value of the SPARQS include:

                                   o   the volatility (frequency and magnitude
                                       of changes in price) of Texas
                                       Instruments Stock

                                   o   the dividend rate on Texas Instruments
                                       Stock

                                   o   economic, financial, political,
                                       regulatory or judicial events that
                                       affect stock markets generally and which may affect the market price of Texas Instruments Stock

                                   o   interest and yield rates in the market

                                   o the time remaining until we can call the SPARQS and until the SPARQS mature

                                   o   our creditworthiness

                                   Some or all of these factors will influence the price you will receive if you sell your SPARQS prior to maturity. For example, you may have to sell your SPARQS at a substantial discount from the principal amount if the market price of Texas Instruments Stock is at, below, or not sufficiently above the initial market price.

                                   You cannot predict the future performance of Texas Instruments Stock based on its historical performance. The price of Texas Instruments Stock may decrease so that you will receive at maturity an amount of Texas Instruments Stock worth less than the principal amount of the SPARQS. We cannot guarantee that the price of Texas Instruments Stock will increase so that you will receive at maturity an amount of Texas Instruments Stock worth more than the principal amount of the SPARQS. If we exercise our call right and call the SPARQS, you will receive the cash call price and not Texas Instruments Stock, and your yield to the call date (including all of the interest paid on the SPARQS) will be 22.50% per annum on the issue price of each SPARQS, which may be more or less than the yield on a direct investment in Texas Instruments Stock.

No affiliation with                We are not affiliated with Texas Instruments.
Texas Instruments                  Although we do not have any non-public
                                   information about Texas Instruments as of the date of this pricing supplement, we or our affiliates may presently or from time to time engage in business with Texas
                                   Instruments, including extending loans to, or making equity investments in, Texas
                                   Instruments or providing advisory services to Texas Instruments, including merger and acquisition advisory services. In the course of our business, we or our affiliates may acquire non-public information about Texas
                                   Instruments. Neither we nor any of our
                                   affiliates undertakes to disclose any such information to you. Moreover, we have no ability to control or predict the actions of Texas Instruments, including any corporate actions of the type that would require the calculation agent to adjust the payout to you at maturity. We or our affiliates from time to time have published and in the future may publish research reports with respect to Texas Instruments. These research reports may or may not recommend that investors buy or hold Texas Instruments
                                   Stock. Texas Instruments is not involved in the offering of the SPARQS in any way and has no obligation to consider your interest as an owner of SPARQS in taking any corporate actions that might affect the value of your SPARQS. None of the money you pay for the SPARQS will go to Texas
                                   Instruments.

You have no                        As an owner of SPARQS, you will not have
shareholder rights                 voting rights or rights to receive dividends
                                   or other distributions or any other rights with respect to Texas Instruments Stock.

The antidilution adjustments       MS & Co., as calculation agent, will adjust
we are required to make do         the payable at maturity for certain events
not cover every corporate          affecting Texas Instruments Stock, such as
event that can affect Texas        stock splits and stock dividends, and certain
Instruments Stock                  other corporate actions involving Texas
                                   Instruments, such as mergers. However, the calculation agent is not required to make an adjustment for every corporate event that can affect Texas Instruments Stock. For example, the calculation agent is not required to make any adjustments if Texas
                                   Instruments or anyone else makes a partial tender or partial exchange offer for Texas
                                   Instruments Stock. If an event occurs that does not require the calculation agent to adjust the amount of Texas Instruments Stock payable at maturity, the market price of the SPARQS may be materially and adversely affected.

Adverse economic interests of      As calculation agent, our affiliate MS & Co.
the calculation agent and its      will calculate the cash amount you will
affiliates may influence           receive if we call the SPARQS and what
determinations                     adjustments should be made to the exchange
                                   ratio to reflect certain corporate and other events. We expect that MS & Co. and other affiliates will carry out hedging activities related to the SPARQS (and possibly to other instruments linked to Texas Instruments
                                   Stock), including trading in Texas
                                   Instruments Stock as well as in other
                                   instruments related to Texas Instruments
                                   Stock. Any of these hedging activities and MS & Co.'s affiliation with us could influence MS & Co.'s determinations as calculation agent, including with respect to adjustments to the exchange ratio. MS & Co.
                                   and some of our other subsidiaries also
                                   trade Texas Instruments Stock and other
                                   financial instruments related to Texas
                                   Instruments Stock on a regular basis as part of their general broker-dealer and other businesses. Any of these trading activities could potentially affect the price of Texas
                                   Instruments Stock and, accordingly, could affect your payout on the SPARQS.

Because the characterization       You should also consider the tax consequences
of the SPARQS for federal          of investing in the SPARQS. There is no
income tax purposes is             direct legal authority as to the proper tax
uncertain, the material            treatment of the SPARQS, and therefore
federal income tax                 significant aspects of the tax treatment of
consequences of an                 the SPARQS are uncertain.  Pursuant to the
investment in the SPARQS           terms of the SPARQS, Morgan Stanley and you
are uncertain                      agree to treat a SPARQS as an investment unit
                                   consisting of (A) a terminable forward
                                   contract and (B) a deposit with us of a fixed amount of cash to secure your obligation under the terminable forward contract, as described in the section of this pricing supplement called "Description of
                                   SPARQS--United States Federal Income
                                   Taxation--General." The terminable forward contract (i) requires you (subject to our call right) to purchase Texas Instruments
                                   Stock from us at maturity, and (ii) allows us, upon exercise of our call right, to terminate the terminable forward contract by returning your deposit and paying to you an amount of cash equal to the difference between the deposit and the call price. If the Internal Revenue Service (the "IRS") were successful in asserting an alternative characterization for the SPARQS, the timing and character of income on the SPARQS and your basis for Texas Instruments Stock received in exchange for the SPARQS may differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the SPARQS, and the IRS or a court may not agree with the tax treatment described in this pricing supplement. Please read carefully the section of this pricing supplement called "Description of
                                   SPARQS--United States Federal Income
                                   Taxation."

                             DESCRIPTION OF SPARQS

Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement. The term "SPARQS" refers to each $32.32 principal amount of our 8% SPARQS due September 15, 2003, Mandatorily Exchangeable for Shares of Common Stock of Texas Instruments Incorporated. In this pricing supplement, the terms "Morgan Stanley," "we," "us" and "our" refer to Morgan Stanley Dean Witter & Co.

Principal Amount...................     $37,329,600

Maturity Date......................     September 15, 2003, subject to
                                        extension in accordance with the
                                        following paragraph in the event of a
                                        Market Disruption Event on September 5,
                                        2003.

                                        If the Final Call Notice Date is
                                        postponed due to a Market Disruption
                                        Event or otherwise and we elect to call
                                        the SPARQS, the Maturity Date will be
                                        postponed so that the Maturity Date
                                        will be the tenth calendar day
                                        following the Final Call Notice Date.
                                        See "--Final Call Notice Date" below.

Interest Rate......................     8% per annum (equivalent to $2.5856 per
                                        annum per SPARQS)

Interest Payment Dates.............     June 15, 2002, September 15, 2002,
                                        December 15, 2002, March 15, 2003, June
                                        15, 2003 and the Maturity Date.

Record Date........................     The Record Date for each Interest
                                        Payment Date, including the Interest
                                        Payment Date scheduled to occur on the
                                        Maturity Date, will be the date 5
                                        calendar days prior to such Interest
                                        Payment Date, whether or not that date
                                        is a Business Day; provided, however,
                                        that in the event that we call the
                                        SPARQS, no Interest Payment Date will
                                        occur after the Morgan Stanley Notice
                                        Date, except for any Interest Payment
                                        Date for which the Morgan Stanley
                                        Notice Date falls on or after the
                                        "ex-interest" date for the related
                                        interest payment, in which case the
                                        related interest payment will be made
                                        on such Interest Payment Date; and
                                        provided, further, that accrued but
                                        unpaid interest payable on the Call
                                        Date, if any, will be payable to the
                                        person to whom the Call Price is
                                        payable. The "ex-interest" date for any
                                        interest payment is the date on which
                                        purchase transactions in the SPARQS no
                                        longer carry the right to receive such
                                        interest payment.

Specified Currency.................     U.S. Dollars

Issue Price........................     $32.32 per SPARQS

Original Issue Date
  (Settlement Date)................     April 16, 2002

CUSIP..............................     61744Y389

Denominations......................     $32.32 and integral multiples thereof

Morgan Stanley Call Right..........     On any scheduled Trading Day on or after
                                        April 17, 2003 or on the Maturity Date,
                                        we may call the SPARQS, in whole but
                                        not in part, for the Call Price. If we
                                        call the SPARQS, the cash Call Price
                                        and any accrued but unpaid interest on
                                        the SPARQS will be delivered
                                        to you on the Call Date fixed by us and
                                        set forth in our notice of mandatory
                                        exchange, upon delivery of your SPARQS
                                        to the Trustee. We will, or will cause
                                        the Calculation Agent to, deliver such
                                        cash to the Trustee for delivery to
                                        you.

Morgan Stanley Notice Date.........     The scheduled Trading Day on which we
                                        issue our notice of mandatory exchange,
                                        which must be at least 10 but not more
                                        than 30 days prior to the Call Date.

Final Call Notice Date.............     September 5, 2003; provided that if
                                        September 5, 2003 is not a Trading Day
                                        or if a Market Disruption Event occurs
                                        on such day, the Final Call Notice Date
                                        will be the immediately succeeding
                                        Trading Day on which no Market
                                        Disruption Event occurs.

Call Date..........................     The day specified by us in our notice
                                        of mandatory exchange, on which we will
                                        deliver cash to holders of SPARQS for
                                        mandatory exchange, which day may be
                                        any scheduled Trading Day on or after
                                        April 17, 2003 or the Maturity Date
                                        (regardless of whether the Maturity
                                        Date is a scheduled Trading Day).

Call Price.........................     The Call Price with respect to any Call
                                        Date is an amount of cash per SPARQS
                                        such that the sum of the present values
                                        of all cash flows on each SPARQS to and
                                        including the Call Date (i.e., the Call
                                        Price and all of the interest payments
                                        on each SPARQS), discounted to the
                                        Original Issue Date from the applicable
                                        payment date at the Yield to Call rate
                                        of 22.50% per annum computed on the
                                        basis of a 360-day year of twelve
                                        30-day months, equals the Issue Price,
                                        as determined by the Calculation Agent.

                                        The table of indicative Call Prices set
                                        forth below illustrates what the Call
                                        Price per SPARQS would be if we were to
                                        call the SPARQS on April 17, 2003
                                        (which is the earliest date on which we
                                        may call the SPARQS) and on any
                                        subsequent scheduled Interest Payment
                                        Date through the Maturity Date:

                                        Call Date                   Call Price
                                        ---------                   ----------
                                        April 17, 2003............   $36.8029
                                        June 15, 2003.............   $37.6173
                                        September 15, 2003........   $38.9287

                                        The indicative Call Prices set forth
                                        above do not include the accrued but
                                        unpaid interest that would also be
                                        payable on each SPARQS on the
                                        applicable Call Date. We may call the
                                        SPARQS on any scheduled Trading Day on
                                        or after April 17, 2003 or on the
                                        Maturity Date.

                                        For more information regarding the
                                        determination of the Call Price and
                                        examples of how the Call Price is
                                        calculated in certain hypothetical
                                        scenarios, see Annex A to this pricing
                                        supplement.

Yield to Call......................     The Yield to Call on the SPARQS is
                                        22.50%, which means that the annualized
                                        rate of return that you will receive on
                                        the Issue Price of the SPARQS if we
                                        call the SPARQS will be 22.50%. The
                                        calculation of the Yield to Call takes
                                        into account the Issue Price of
                                        the SPARQS, the time to the Call Date,
                                        and the amount and timing of interest
                                        payments on the SPARQS, as well as the
                                        Call Price. If we call the SPARQS on
                                        any particular Call Date, the Call
                                        Price will be an amount so that the
                                        Yield to Call on the SPARQS to but
                                        excluding the Call Date will be 22.50%
                                        per annum. See Annex A to this pricing
                                        supplement.

Exchange at Maturity...............     Unless we have called the SPARQS, at
                                        maturity, upon delivery of the SPARQS
                                        to the Trustee, we will apply the
                                        $32.32 principal amount of each SPARQS
                                        as payment for and will deliver a
                                        number of shares of Texas Instruments
                                        Stock at the Exchange Ratio.

                                        We shall, or shall cause the
                                        Calculation Agent to, (i) provide
                                        written notice to the Trustee and to
                                        the Depositary, on or prior to 10:30
                                        a.m. on the Trading Day immediately
                                        prior to maturity of the SPARQS, of the
                                        amount of Texas Instruments Stock to be
                                        delivered with respect to the $32.32
                                        principal amount of each SPARQS and
                                        (ii) deliver such shares of Texas
                                        Instruments Stock (and cash in respect
                                        of interest and any fractional shares
                                        of Texas Instruments Stock) to the
                                        Trustee for delivery to the holders.

No Fractional Shares...............     Upon delivery of the SPARQS to the
                                        Trustee at maturity, we will deliver
                                        the aggregate number of shares of Texas
                                        Instruments Stock due with respect to
                                        all of such SPARQS, as described above,
                                        but we will pay cash in lieu of
                                        delivering any fractional share of
                                        Texas Instruments Stock in an amount
                                        equal to the corresponding fractional
                                        Market Price of such fraction of a
                                        share of Texas Instruments Stock as
                                        determined by the Calculation Agent as
                                        of the second scheduled Trading Day
                                        prior to maturity of the SPARQS.

Exchange Ratio.....................     1.0, subject to adjustment for certain
                                        corporate events relating to Texas
                                        Instruments. See "--Antidilution
                                        Adjustments" below.

Market Price.......................     If Texas Instruments Stock (or any other
                                        security for which a Market Price must
                                        be determined) is listed on a national
                                        securities exchange, is a security of
                                        the Nasdaq National Market or is
                                        included in the OTC Bulletin Board
                                        Service ("OTC Bulletin Board") operated
                                        by the National Association of
                                        Securities Dealers, Inc. (the "NASD"),
                                        the Market Price for one share of Texas
                                        Instruments Stock (or one unit of any
                                        such other security) on any Trading Day
                                        means (i) the last reported sale price,
                                        regular way, of the principal trading
                                        session on such day on the principal
                                        United States securities exchange
                                        registered under the Securities
                                        Exchange Act of 1934, as amended (the
                                        "Exchange Act"), on which Texas
                                        Instruments Stock (or any such other
                                        security) is listed or admitted to
                                        trading (which may be the Nasdaq
                                        National Market if it is then a
                                        national securities exchange) or (ii)
                                        if not listed or admitted to trading on
                                        any such securities exchange or if such
                                        last reported sale price is not
                                        obtainable (even if Texas Instruments
                                        Stock (or any such other security) is
                                        listed or admitted to trading on such
                                        securities exchange), the last reported
                                        sale price of the principal trading
                                        session on the over-the-counter market
                                        as reported on the Nasdaq National
                                        Market (if it is not then a national
                                        securities exchange) or OTC Bulletin
                                        Board on such day. If the last reported
                                        sale price of the principal trading
                                        session is not available pursuant to
                                        clause (i) or (ii) of the preceding
                                        sentence because of a Market Disruption
                                        Event or otherwise, the Market Price
                                        for any Trading Day shall be the mean,
                                        as determined by the Calculation Agent,
                                        of the bid prices for Texas Instruments
                                        Stock (or any such other security)
                                        obtained from as many dealers in such
                                        security, but not exceeding three, as
                                        will make such bid prices available to
                                        the Calculation Agent. Bids of MS & Co.
                                        or any of its affiliates may be
                                        included in the calculation of such
                                        mean, but only to the extent that any
                                        such bid is the highest of the bids
                                        obtained. A "security of the Nasdaq
                                        National Market" shall include a
                                        security included in any successor to
                                        such system, and the term "OTC Bulletin
                                        Board Service" shall include any
                                        successor service thereto.

Trading Day........................     A day, as determined by the Calculation
                                        Agent, on which trading is generally
                                        conducted on the New York Stock
                                        Exchange, Inc. ("NYSE"), the AMEX, the
                                        Nasdaq National Market, the Chicago
                                        Mercantile Exchange and the Chicago
                                        Board of Options Exchange and in the
                                        over-the-counter market for equity
                                        securities in the United States.

Acceleration Event.................     If on any date the product of the Market
                                        Price per share of Texas Instruments
                                        Stock and the Exchange Ratio is less
                                        than $2.00, the maturity date of the
                                        SPARQS will be deemed to be accelerated
                                        to such date, and we will apply the
                                        $32.32 principal amount of each SPARQS
                                        as payment for and will deliver a
                                        number of shares of Texas Instruments
                                        Stock at the then current Exchange
                                        Ratio, plus accrued but unpaid interest
                                        to but excluding the date of
                                        acceleration. See also "--Antidilution
                                        Adjustments" below.

Book Entry Note or Certificated
  Note.............................     Book Entry

Senior Note or Subordinated Note...     Senior

Trustee............................     JPMorgan Chase Bank (formerly known as
                                        The Chase Manhattan Bank)

Agent for the underwritten offering
  of SPARQS........................     MS & Co.

Calculation Agent..................     MS & Co.

                                        All determinations made by the
                                        Calculation Agent will be at the sole
                                        discretion of the Calculation Agent and
                                        will, in the absence of manifest error,
                                        be conclusive for all purposes and
                                        binding on you and on us.

                                        All calculations with respect to the
                                        Exchange Ratio and Call Price for the
                                        SPARQS will be rounded to the nearest
                                        one hundred- thousandth, with five
                                        one-millionths rounded upward (e.g.,
                                        .876545 would be rounded to .87655);
                                        all dollar amounts related to the Call
                                        Price resulting from such calculations
                                        will be rounded to the nearest
                                        ten-thousandth, with five one
                                        hundred-thousandths rounded upward
                                        (e.g., .76545 would be rounded to
                                        .7655); and all dollar
                                        amounts paid with respect to the Call
                                        Price on the aggregate number of SPARQS
                                        will be rounded to the nearest cent,
                                        with one-half cent rounded upward.

                                        Because the Calculation Agent is our
                                        affiliate, the economic interests of
                                        the Calculation Agent and its
                                        affiliates may be adverse to your
                                        interests as an owner of the SPARQS,
                                        including with respect to certain
                                        determinations and judgments that the
                                        Calculation Agent must make in making
                                        adjustments to the Exchange Ratio or
                                        determining any Market Price or whether
                                        a Market Disruption Event has occurred.
                                        See "--Antidilution Adjustments" and
                                        "--Market Disruption Event" below. MS &
                                        Co. is obligated to carry out its
                                        duties and functions as Calculation
                                        Agent in good faith and using its
                                        reasonable judgment.

Antidilution Adjustments...........     The Exchange Ratio will be adjusted as
                                        follows:

                                        1. If Texas Instruments Stock is
                                        subject to a stock split or reverse
                                        stock split, then once such split has
                                        become effective, the Exchange Ratio
                                        will be adjusted to equal the product
                                        of the prior Exchange Ratio and the
                                        number of shares issued in such stock
                                        split or reverse stock split with
                                        respect to one share of Texas
                                        Instruments Stock.

                                        2. If Texas Instruments Stock is
                                        subject (i) to a stock dividend
                                        (issuance of additional shares of Texas
                                        Instruments Stock) that is given
                                        ratably to all holders of shares of
                                        Texas Instruments Stock or (ii) to a
                                        distribution of Texas Instruments Stock
                                        as a result of the triggering of any
                                        provision of the corporate charter of
                                        Texas Instruments, then once the
                                        dividend has become effective and Texas
                                        Instruments Stock is trading
                                        ex-dividend, the Exchange Ratio will be
                                        adjusted so that the new Exchange Ratio
                                        shall equal the prior Exchange Ratio
                                        plus the product of (i) the number of
                                        shares issued with respect to one share
                                        of Texas Instruments Stock and (ii) the
                                        prior Exchange Ratio.

                                        3. There will be no adjustments to the
                                        Exchange Ratio to reflect cash
                                        dividends or other distributions paid
                                        with respect to Texas Instruments Stock
                                        other than distributions described in
                                        clauses (i), (iv) and (v) of paragraph
                                        5 below and Extraordinary Dividends as
                                        described below. A cash dividend or
                                        other distribution with respect to
                                        Texas Instruments Stock will be deemed
                                        to be an "Extraordinary Dividend" if
                                        such dividend or other distribution
                                        exceeds the immediately preceding
                                        non-Extraordinary Dividend for Texas
                                        Instruments Stock by an amount equal to
                                        at least 10% of the Market Price of
                                        Texas Instruments Stock (as adjusted
                                        for any subsequent corporate event
                                        requiring an adjustment hereunder, such
                                        as a stock split or reverse stock
                                        split) on the Trading Day preceding the
                                        ex-dividend date for the payment of
                                        such Extraordinary Dividend (the
                                        "ex-dividend date"). If an
                                        Extraordinary Dividend occurs with
                                        respect to Texas Instruments Stock, the
                                        Exchange Ratio with respect to Texas
                                        Instruments Stock will be adjusted on
                                        the ex-dividend date with respect to
                                        such Extraordinary Dividend so that the
                                        new Exchange Ratio will equal the
                                        product of (i) the then current
                                        Exchange Ratio and (ii) a
                                        fraction, the numerator of which is the
                                        Market Price on the Trading Day
                                        preceding the ex-dividend date, and the
                                        denominator of which is the amount by
                                        which the Market Price on the Trading
                                        Day preceding the ex-dividend date
                                        exceeds the Extraordinary Dividend
                                        Amount. The "Extraordinary Dividend
                                        Amount" with respect to an
                                        Extraordinary Dividend for Texas
                                        Instruments Stock will equal (i) in the
                                        case of cash dividends or other
                                        distributions that constitute regular
                                        dividends, the amount per share of such
                                        Extraordinary Dividend minus the amount
                                        per share of the immediately preceding
                                        non-Extraordinary Dividend for Texas
                                        Instruments Stock or (ii) in the case
                                        of cash dividends or other
                                        distributions that do not constitute
                                        regular dividends, the amount per share
                                        of such Extraordinary Dividend. To the
                                        extent an Extraordinary Dividend is not
                                        paid in cash, the value of the non-cash
                                        component will be determined by the
                                        Calculation Agent, whose determination
                                        shall be conclusive. A distribution on
                                        Texas Instruments Stock described in
                                        clause (i), (iv) or (v) of paragraph 5
                                        below that also constitutes an
                                        Extraordinary Dividend shall cause an
                                        adjustment to the Exchange Ratio
                                        pursuant only to clause (i), (iv) or
                                        (v) of paragraph 5, as applicable.

                                        4. If Texas Instruments issues rights
                                        or warrants to all holders of Texas
                                        Instruments Stock to subscribe for or
                                        purchase Texas Instruments Stock at an
                                        exercise price per share less than the
                                        Market Price of Texas Instruments Stock
                                        on both (i) the date the exercise price
                                        of such rights or warrants is
                                        determined and (ii) the expiration date
                                        of such rights or warrants, and if the
                                        expiration date of such rights or
                                        warrants precedes the maturity of the
                                        SPARQS, then the Exchange Ratio will be
                                        adjusted to equal the product of the
                                        prior Exchange Ratio and a fraction,
                                        the numerator of which shall be the
                                        number of shares of Texas Instruments
                                        Stock outstanding immediately prior to
                                        the issuance of such rights or warrants
                                        plus the number of additional shares of
                                        Texas Instruments Stock offered for
                                        subscription or purchase pursuant to
                                        such rights or warrants and the
                                        denominator of which shall be the
                                        number of shares of Texas Instruments
                                        Stock outstanding immediately prior to
                                        the issuance of such rights or warrants
                                        plus the number of additional shares of
                                        Texas Instruments Stock which the
                                        aggregate offering price of the total
                                        number of shares of Texas Instruments
                                        Stock so offered for subscription or
                                        purchase pursuant to such rights or
                                        warrants would purchase at the Market
                                        Price on the expiration date of such
                                        rights or warrants, which shall be
                                        determined by multiplying such total
                                        number of shares offered by the
                                        exercise price of such rights or
                                        warrants and dividing the product so
                                        obtained by such Market Price.

                                        5. If (i) there occurs any
                                        reclassification or change of Texas
                                        Instruments Stock, including, without
                                        limitation, as a result of the issuance
                                        of any tracking stock by Texas
                                        Instruments, (ii) Texas Instruments or
                                        any surviving entity or subsequent
                                        surviving entity of Texas Instruments
                                        (a "Texas Instruments Successor") has
                                        been subject to a merger, combination
                                        or consolidation and is not the
                                        surviving entity, (iii) any statutory
                                        exchange of securities of Texas
                                        Instruments or any Texas Instruments
                                        Successor with another
                                        corporation occurs (other than pursuant
                                        to clause (ii) above), (iv) Texas
                                        Instruments is liquidated, (v) Texas
                                        Instruments issues to all of its
                                        shareholders equity securities of an
                                        issuer other than Texas Instruments
                                        (other than in a transaction described
                                        in clause (ii), (iii) or (iv) above) (a
                                        "Spin-off Event") or (vi) a tender or
                                        exchange offer or going-private
                                        transaction is consummated for all the
                                        outstanding shares of Texas Instruments
                                        Stock (any such event in clauses (i)
                                        through (vi), a "Reorganization
                                        Event"), the method of determining the
                                        amount payable upon exchange at
                                        maturity for each SPARQS will be
                                        adjusted to provide that each holder of
                                        SPARQS will receive at maturity, in
                                        respect of the $32.32 principal amount
                                        of each SPARQS, securities, cash or any
                                        other assets distributed to holders of
                                        Texas Instruments Stock in or as a
                                        result of any such Reorganization
                                        Event, including (i) in the case of the
                                        issuance of tracking stock, the
                                        reclassified share of Texas Instruments
                                        Stock, (ii) in the case of a Spin-off
                                        Event, the share of Texas Instruments
                                        Stock with respect to which the
                                        spun-off security was issued, and (iii)
                                        in the case of any other Reorganization
                                        Event where Texas Instruments Stock
                                        continues to be held by the holders
                                        receiving such distribution, the Texas
                                        Instruments Stock (collectively, the
                                        "Exchange Property"), in an amount with
                                        a value equal to the amount of Exchange
                                        Property delivered with respect to a
                                        number of shares of Texas Instruments
                                        Stock equal to the Exchange Ratio at
                                        the time of the Reorganization Event.
                                        Notwithstanding the above, if the
                                        Exchange Property received in any such
                                        Reorganization Event consists only of
                                        cash, the maturity date of the SPARQS
                                        will be deemed to be accelerated to the
                                        date on which such cash is distributed
                                        to holders of Texas Instruments Stock
                                        (unless we exercise the Morgan Stanley
                                        Call Right) and holders will receive in
                                        lieu of any Texas Instruments Stock and
                                        as liquidated damages in full
                                        satisfaction of Morgan Stanley's
                                        obligations under the SPARQS the lesser
                                        of (i) the product of (x) the amount of
                                        cash received per share of Texas
                                        Instruments Stock and (y) the then
                                        current Exchange Ratio and (ii) the
                                        Call Price calculated as though the
                                        date of acceleration were the Call Date
                                        (regardless of whether the date of
                                        acceleration is a day which occurs
                                        prior to April 17, 2003). If Exchange
                                        Property consists of more than one type
                                        of property, holders of SPARQS will
                                        receive at maturity a pro rata share of
                                        each such type of Exchange Property. If
                                        Exchange Property includes a cash
                                        component, holders will not receive any
                                        interest accrued on such cash
                                        component. In the event Exchange
                                        Property consists of securities, those
                                        securities will, in turn, be subject to
                                        the antidilution adjustments set forth
                                        in paragraphs 1 through 5.

                                        For purposes of paragraph 5 above, in
                                        the case of a consummated tender or
                                        exchange offer or going-private
                                        transaction involving Exchange Property
                                        of a particular type, Exchange Property
                                        shall be deemed to include the amount
                                        of cash or other property paid by the
                                        offeror in the tender or exchange offer
                                        with respect to such Exchange Property
                                        (in an amount determined on the basis
                                        of the rate of exchange in such tender
                                        or exchange offer or going-private
                                        transaction). In the event of a tender
                                        or exchange offer or a going- private
                                        transaction with respect to Exchange
                                        Property in which an
                                        offeree may elect to receive cash or
                                        other property, Exchange Property shall
                                        be deemed to include the kind and
                                        amount of cash and other property
                                        received by offerees who elect to
                                        receive cash.

                                        No adjustment to the Exchange Ratio
                                        will be required unless such adjustment
                                        would require a change of at least 0.1%
                                        in the Exchange Ratio then in effect.
                                        The Exchange Ratio resulting from any
                                        of the adjustments specified above will
                                        be rounded to the nearest one
                                        hundred-thousandth, with five
                                        one-millionths rounded upward.
                                        Adjustments to the Exchange Ratio will
                                        be made up to the close of business on
                                        the third Trading Day prior to the
                                        Maturity Date.

                                        No adjustments to the Exchange Ratio or
                                        method of calculating the Exchange
                                        Ratio will be made other than those
                                        specified above. The adjustments
                                        specified above do not cover all events
                                        that could affect the Market Price of
                                        Texas Instruments Stock, including,
                                        without limitation, a partial tender or
                                        exchange offer for Texas Instruments
                                        Stock.

                                        The Calculation Agent shall be solely
                                        responsible for the determination and
                                        calculation of any adjustments to the
                                        Exchange Ratio or method of calculating
                                        the Exchange Ratio and of any related
                                        determinations and calculations with
                                        respect to any distributions of stock,
                                        other securities or other property or
                                        assets (including cash) in connection
                                        with any corporate event described in
                                        paragraph 5 above, and its
                                        determinations and calculations with
                                        respect thereto shall be conclusive in
                                        the absence of manifest error.

                                        The Calculation Agent will provide
                                        information as to any adjustments to
                                        the Exchange Ratio or to the method of
                                        calculating the amount payable upon
                                        exchange at maturity of the SPARQS in
                                        accordance with paragraph 5 above upon
                                        written request by any holder of the
                                        SPARQS.

Market Disruption Event............     "Market Disruption Event" means, with
                                        respect to Texas Instruments Stock:

                                             (i) a suspension, absence or
                                             material limitation of trading of
                                             Texas Instruments Stock on the
                                             primary market for Texas
                                             Instruments Stock for more than
                                             two hours of trading or during the
                                             one-half hour period preceding the
                                             close of the principal trading
                                             session in such market; or a
                                             breakdown or failure in the price
                                             and trade reporting systems of the
                                             primary market for Texas
                                             Instruments Stock as a result of
                                             which the reported trading prices
                                             for Texas Instruments Stock during
                                             the last one- half hour preceding
                                             the close of the principal trading
                                             session in such market are
                                             materially inaccurate; or the
                                             suspension, absence or material
                                             limitation of trading on the
                                             primary market for trading in
                                             options contracts related to Texas
                                             Instruments Stock, if available,
                                             during the one-half hour period
                                             preceding the close of the
                                             principal trading session in the
                                             applicable market, in each case as
                                             determined by the Calculation
                                             Agent in its sole discretion; and

                                             (ii) a determination by the
                                             Calculation Agent in its sole
                                             discretion that any event
                                             described in clause (i) above
                                             materially interfered with the
                                             ability of Morgan Stanley or any
                                             of its affiliates to unwind or
                                             adjust all or a material portion
                                             of the hedge with respect to the
                                             SPARQS.

                                        For purposes of determining whether a
                                        Market Disruption Event has occurred:
                                        (1) a limitation on the hours or number
                                        of days of trading will not constitute
                                        a Market Disruption Event if it results
                                        from an announced change in the regular
                                        business hours of the relevant
                                        exchange, (2) a decision to permanently
                                        discontinue trading in the relevant
                                        options contract will not constitute a
                                        Market Disruption Event, (3)
                                        limitations pursuant to NYSE Rule 80A
                                        (or any applicable rule or regulation
                                        enacted or promulgated by the NYSE, any
                                        other self-regulatory organization or
                                        the Securities and Exchange Commission
                                        (the "Commission") of scope similar to
                                        NYSE Rule 80A as determined by the
                                        Calculation Agent) on trading during
                                        significant market fluctuations shall
                                        constitute a suspension, absence or
                                        material limitation of trading, (4) a
                                        suspension of trading in options
                                        contracts on Texas Instruments Stock by
                                        the primary securities market trading
                                        in such options, if available, by
                                        reason of (x) a price change exceeding
                                        limits set by such securities exchange
                                        or market, (y) an imbalance of orders
                                        relating to such contracts or (z) a
                                        disparity in bid and ask quotes
                                        relating to such contracts will
                                        constitute a suspension, absence or
                                        material limitation of trading in
                                        options contracts related to Texas
                                        Instruments Stock and (5) a suspension,
                                        absence or material limitation of
                                        trading on the primary securities
                                        market on which options contracts
                                        related to Texas Instruments Stock are
                                        traded will not include any time when
                                        such securities market is itself closed
                                        for trading under ordinary
                                        circumstances.

Alternate Exchange Calculation
in Case of an Event of Default.....     In case an event of default with respect
                                        to the SPARQS shall have occurred and
                                        be continuing, the amount declared due
                                        and payable per SPARQS upon any
                                        acceleration of the SPARQS shall be
                                        determined by the Calculation Agent and
                                        shall be an amount in cash equal to the
                                        lesser of (i) the product of (x) the
                                        Market Price of Texas Instruments Stock
                                        (and any Exchange Property) as of the
                                        date of such acceleration and (y) the
                                        then current Exchange Ratio and (ii)
                                        the Call Price calculated as though the
                                        date of acceleration were the Call Date
                                        (regardless of whether the date of
                                        acceleration is a day which occurs
                                        prior to April 17, 2003), in each case
                                        plus accrued but unpaid interest to but
                                        excluding the date of acceleration;
                                        provided that if we have called the
                                        SPARQS in accordance with the Morgan
                                        Stanley Call Right, the amount declared
                                        due and payable upon any such
                                        acceleration shall be an amount in cash
                                        for each SPARQS equal to the Call Price
                                        for the Call Date specified in our
                                        notice of mandatory exchange, plus
                                        accrued but unpaid interest to but
                                        excluding the date of acceleration.

Texas Instruments Stock;
Public Information.................     Texas Instruments is a global
                                        semiconductor company and a designer
                                        and supplier of digital signal
                                        processors and analog integrated
                                        circuits. Texas Instruments Stock is
                                        registered under the Exchange Act.
                                        Companies with securities registered
                                        under the Exchange Act are required to
                                        file periodically certain financial and
                                        other information specified by the
                                        Commission. Information provided to or
                                        filed with the Commission can be
                                        inspected and copied at the public
                                        reference facilities maintained by the
                                        Commission at Room 1024, 450 Fifth
                                        Street, N.W., Washington, D.C. 20549,
                                        and copies of such material can be
                                        obtained from the Public Reference
                                        Section of the Commission, 450 Fifth
                                        Street, N.W., Washington, D.C. 20549,
                                        at prescribed rates. In addition,
                                        information provided to or filed with
                                        the Commission electronically can be
                                        accessed through a website maintained
                                        by the Commission. The address of the
                                        Commission's website is
                                        http://www.sec.gov. Information
                                        provided to or filed with the
                                        Commission by Texas Instruments
                                        pursuant to the Exchange Act can be
                                        located by reference to Commission file
                                        number 1-3761. In addition, information
                                        regarding Texas Instruments may be
                                        obtained from other sources including,
                                        but not limited to, press releases,
                                        newspaper articles and other publicly
                                        disseminated documents. We make no
                                        representation or warranty as to the
                                        accuracy or completeness of such
                                        information.

                                        This pricing supplement relates only to
                                        the SPARQS offered hereby and does not
                                        relate to Texas Instruments Stock or
                                        other securities of Texas Instruments.
                                        We have derived all disclosures
                                        contained in this pricing supplement
                                        regarding Texas Instruments from the
                                        publicly available documents described
                                        in the preceding paragraph. Neither we
                                        nor the Agent has participated in the
                                        preparation of such documents or made
                                        any due diligence inquiry with respect
                                        to Texas Instruments in connection with
                                        the offering of the SPARQS. Neither we
                                        nor the Agent makes any representation
                                        that such publicly available documents
                                        or any other publicly available
                                        information regarding Texas Instruments
                                        is accurate or complete. Furthermore,
                                        we cannot give any assurance that all
                                        events occurring prior to the date
                                        hereof (including events that would
                                        affect the accuracy or completeness of
                                        the publicly available documents
                                        described in the preceding paragraph)
                                        that would affect the trading price of
                                        Texas Instruments Stock (and therefore
                                        the price of Texas Instruments Stock at
                                        the time we price the SPARQS) have been
                                        publicly disclosed. Subsequent
                                        disclosure of any such events or the
                                        disclosure of or failure to disclose
                                        material future events concerning Texas
                                        Instruments could affect the value
                                        received at maturity with respect to
                                        the SPARQS and therefore the trading
                                        prices of the SPARQS.

                                        Neither we nor any of our affiliates
                                        makes any representation to you as to
                                        the performance of Texas Instruments
                                        Stock.

                                        We and/or our affiliates may presently
                                        or from time to time engage in business
                                        with Texas Instruments, including
                                        extending loans to, or making equity
                                        investments in, Texas Instruments or
                                        providing advisory services to Texas
                                        Instruments, including merger and
                                        acquisition advisory services. In the
                                        course of such business, we and/or our
                                        affiliates may acquire non-public
                                        information with respect to Texas
                                        Instruments, and neither we nor any of
                                        our affiliates undertakes to disclose
                                        any such information to you. In
                                        addition, one or more of our affiliates
                                        may publish research reports with
                                        respect to Texas Instruments. The
                                        statements in the preceding two
                                        sentences are not intended to affect
                                        the rights of holders of the SPARQS
                                        under the securities laws. As a
                                        prospective purchaser of SPARQS, you
                                        should undertake an independent
                                        investigation of Texas Instruments as
                                        in your judgment is appropriate to make
                                        an informed decision with respect to an
                                        investment in Texas Instruments Stock.

Historical Information.............     The following table sets forth the
                                        published high and low Market Prices of
                                        Texas Instruments Stock during 1999,
                                        2000, 2001 and 2002 through April 9,
                                        2002. The Market Price of Texas
                                        Instruments Stock on April 9, 2002 was
                                        $32.32. We obtained the Market Prices
                                        and other information in the table
                                        below from Bloomberg Financial Markets,
                                        and we believe such information to be
                                        accurate. You should not take the
                                        historical prices of Texas Instruments
                                        Stock as an indication of future
                                        performance. The price of Texas
                                        Instruments Stock may decrease so that
                                        at maturity you will receive an amount
                                        of Texas Instruments Stock worth less
                                        than the principal amount of the
                                        SPARQS. We cannot give you any
                                        assurance that the price of Texas
                                        Instruments Stock will increase so that
                                        at maturity you will receive an amount
                                        of Texas Instruments Stock worth more
                                        than the principal amount of the
                                        SPARQS. To the extent that the Market
                                        Price at maturity of shares of Texas
                                        Instruments Stock at the Exchange Ratio
                                        is less than the Issue Price of the
                                        SPARQS and the shortfall is not offset
                                        by the coupon paid on the SPARQS, you
                                        will lose money on your investment.

                                                        High    Low    Dividends
                                                        ----    ---    ---------
                                      (CUSIP 882508104)

                                      1999
                                      First Quarter.... $26.25  $21.63  $ .02125
                                      Second Quarter...  36.00   25.00    .02125
                                      Third Quarter....  45.81   33.81    .02125
                                      Fourth Quarter...  54.24   38.88    .02125
                                      2000
                                      First Quarter....  93.81   46.75    .02125
                                      Second Quarter...  87.75   64.00    .02125
                                      Third Quarter....  73.50   47.00    .02125
                                      Fourth Quarter...  52.81   36.88    .02125
                                      2001
                                      First Quarter....  52.06   29.15    .02125
                                      Second Quarter...  41.86   27.50    .02125
                                      Third Quarter....  38.15   21.73    .02125
                                      Fourth Quarter...  33.88   23.14    .02125

                                                        High    Low    Dividends
                                                        ----    ---    ---------
                                      2002
                                      First Quarter .... 35.71   25.75    .02125
                                      Second Quarter
                                       (through April 9,
                                        2002)........... 34.09   32.32        --

                                        Historical prices have been adjusted
                                        for two 2-for-1 stock splits, which
                                        became effective in the second quarter
                                        of 2000 and the third quarter of 1999.

                                        We make no representation as to the
                                        amount of dividends, if any, that Texas
                                        Instruments will pay in the future. In
                                        any event, as a holder of the SPARQS,
                                        you will not be entitled to receive
                                        dividends, if any, that may be payable
                                        on Texas Instruments Stock.

Use of Proceeds and Hedging........     The net proceeds we receive from the
                                        sale of the SPARQS will be used for
                                        general corporate purposes and, in
                                        part, by us or by one or more of our
                                        subsidiaries in connection with hedging
                                        our obligations under the SPARQS. See
                                        also "Use of Proceeds" in the
                                        accompanying prospectus.

                                        On the date of this pricing supplement,
                                        we, through our subsidiaries or others,
                                        hedged our anticipated exposure in
                                        connection with the SPARQS by taking
                                        positions in Texas Instruments Stock
                                        and other instruments. Purchase
                                        activity could have potentially
                                        increased the price of Texas
                                        Instruments Stock, and therefore
                                        effectively have increased the level at
                                        which Texas Instruments Stock must
                                        trade before you would receive at
                                        maturity an amount of Texas Instruments
                                        Stock worth as much as or more than the
                                        principal amount of the SPARQS. Through
                                        our subsidiaries, we are likely to
                                        modify our hedge position throughout
                                        the life of the SPARQS by purchasing
                                        and selling Texas Instruments Stock,
                                        options contracts on Texas Instruments
                                        Stock listed on major securities
                                        markets or positions in any other
                                        available securities or instruments
                                        that we may wish to use in connection
                                        with such hedging activities. Although
                                        we have no reason to believe that our
                                        hedging activity had, or will in the
                                        future have, a material impact on the
                                        price of Texas Instruments Stock, we
                                        cannot give any assurance that we did
                                        not, or in the future will not, affect
                                        such price as a result of our hedging
                                        activities.

Supplemental Information Concerning
Plan of Distribution.............       Under the terms and subject to
                                        conditions contained in the U.S.
                                        distribution agreement referred to in
                                        the prospectus supplement under "Plan
                                        of Distribution," the Agent, acting as
                                        principal for its own account, has
                                        agreed to purchase, and we have agreed
                                        to sell, the principal amount of SPARQS
                                        set forth on the cover of this pricing
                                        supplement. The Agent proposes
                                        initially to offer the SPARQS directly
                                        to the public at the public offering
                                        price set forth on the cover page of
                                        this pricing supplement plus accrued
                                        interest, if any, from the Original
                                        Issue Date. The Agent may allow a
                                        concession not in excess of 2.01% of
                                        the principal amount of the SPARQS to
                                        other dealers. We expect to deliver the
                                        SPARQS against payment therefor in New
                                        York, New York on April 16,

                                        2002. After the initial offering of the
                                        SPARQS, the Agent may vary the offering
                                        price and other selling terms from time
                                        to time.

                                        In order to facilitate the offering of
                                        the SPARQS, the Agent may engage in
                                        transactions that stabilize, maintain
                                        or otherwise affect the price of the
                                        SPARQS or Texas Instruments Stock.
                                        Specifically, the Agent may sell more
                                        SPARQS than it is obligated to purchase
                                        in connection with the offering or may
                                        sell Texas Instruments Stock it does
                                        not own, creating a naked short
                                        position in the SPARQS or Texas
                                        Instruments Stock, respectively, for
                                        its own account. The Agent must close
                                        out any naked short position by
                                        purchasing the SPARQS or Texas
                                        Instruments Stock in the open market. A
                                        naked short position is more likely to
                                        be created if the Agent is concerned
                                        that there may be downward pressure on
                                        the price of the SPARQS or Texas
                                        Instruments Stock in the open market
                                        after pricing that could adversely
                                        affect investors who purchase in the
                                        offering. As an additional means of
                                        facilitating the offering, the Agent
                                        may bid for, and purchase, SPARQS or
                                        Texas Instruments Stock in the open
                                        market to stabilize the price of the
                                        SPARQS. Any of these activities may
                                        raise or maintain the market price of
                                        the SPARQS above independent market
                                        levels or prevent or retard a decline
                                        in the market price of the SPARQS. The
                                        Agent is not required to engage in
                                        these activities, and may end any of
                                        these activities at any time. See
                                        "--Use of Proceeds and Hedging" above.

ERISA Matters for Pension Plans
and Insurance Companies............     Each fiduciary of a pension, profit-
                                        sharing or other employee benefit plan
                                        subject to the Employee Retirement
                                        Income Security Act of 1974, as amended
                                        ("ERISA"), (a "Plan") should consider
                                        the fiduciary standards of ERISA in the
                                        context of the Plan's particular
                                        circumstances before authorizing an
                                        investment in the SPARQS. Accordingly,
                                        among other factors, the fiduciary
                                        should consider whether the investment
                                        would satisfy the prudence and
                                        diversification requirements of ERISA
                                        and would be consistent with the
                                        documents and instruments governing the
                                        Plan.

                                        In addition, we and certain of our
                                        subsidiaries and affiliates, including
                                        MS & Co. and Morgan Stanley DW Inc.
                                        (formerly Dean Witter Reynolds Inc.)
                                        ("MSDWI"), may each be considered a
                                        "party in interest" within the meaning
                                        of ERISA, or a "disqualified person"
                                        within the meaning of the Internal
                                        Revenue Code of 1986, as amended (the
                                        "Code"), with respect to many Plans, as
                                        well as many individual retirement
                                        accounts and Keogh plans (also
                                        "Plans"). Prohibited transactions
                                        within the meaning of ERISA or the Code
                                        would likely arise, for example, if the
                                        SPARQS are acquired by or with the
                                        assets of a Plan with respect to which
                                        MS & Co., MSDWI or any of their
                                        affiliates is a service provider,
                                        unless the SPARQS are acquired pursuant
                                        to an exemption from the "prohibited
                                        transaction" rules. A violation of
                                        these "prohibited transaction" rules
                                        may result in an excise tax or other
                                        liabilities under ERISA and/or Section
                                        4975 of the Code for such persons,
                                        unless exemptive relief is available
                                        under an applicable statutory or
                                        administrative exemption.

                                        The U.S. Department of Labor has issued
                                        five prohibited transaction class
                                        exemptions ("PTCEs") that may provide
                                        exemptive relief for direct or indirect
                                        prohibited transactions resulting from
                                        the purchase or holding of the SPARQS.
                                        Those class exemptions are PTCE 96-23
                                        (for certain transactions determined by
                                        in-house asset managers), PTCE 95-60
                                        (for certain transactions involving
                                        insurance company general accounts),
                                        PTCE 91-38 (for certain transactions
                                        involving bank collective investment
                                        funds), PTCE 90-1 (for certain
                                        transactions involving insurance
                                        company separate accounts) and PTCE
                                        84-14 (for certain transactions
                                        determined by independent qualified
                                        asset managers).

                                        Because we may be considered a party in
                                        interest with respect to many Plans,
                                        the SPARQS may not be purchased or held
                                        by any Plan, any entity whose
                                        underlying assets include "plan assets"
                                        by reason of any Plan's investment in
                                        the entity (a "Plan Asset Entity") or
                                        any person investing "plan assets" of
                                        any Plan, unless such purchaser or
                                        holder is eligible for exemptive
                                        relief, including relief available
                                        under PTCE 96-23, 95-60, 91-38, 90-1 or
                                        84-14 or such purchase and holding is
                                        otherwise not prohibited. Any
                                        purchaser, including any fiduciary
                                        purchasing on behalf of a Plan, or
                                        holder of the SPARQS will be deemed to
                                        have represented, in its corporate and
                                        fiduciary capacity, by its purchase and
                                        holding thereof that it either (a) is
                                        not a Plan or a Plan Asset Entity and
                                        is not purchasing such securities on
                                        behalf of or with "plan assets" of any
                                        Plan or (b) is eligible for exemptive
                                        relief or such purchase or holding is
                                        not prohibited by ERISA or Section 4975
                                        of the Code.

                                        Under ERISA, assets of a Plan may
                                        include assets held in the general
                                        account of an insurance company which
                                        has issued an insurance policy to such
                                        plan or assets of an entity in which
                                        the Plan has invested. Accordingly,
                                        insurance company general accounts that
                                        include assets of a Plan must ensure
                                        that one of the foregoing exemptions is
                                        available. Due to the complexity of
                                        these rules and the penalties that may
                                        be imposed upon persons involved in
                                        non-exempt prohibited transactions, it
                                        is particularly important that
                                        fiduciaries or other persons
                                        considering purchasing the SPARQS on
                                        behalf of or with "plan assets" of any
                                        Plan consult with their counsel
                                        regarding the availability of exemptive
                                        relief under PTCE 96-23, 95-60, 91-38,
                                        90-1 or 84-14.

                                        In addition to considering the
                                        consequences of holding the SPARQS,
                                        employee benefit plans subject to ERISA
                                        (or insurance companies deemed to be
                                        investing ERISA plan assets) purchasing
                                        the SPARQS should also consider the
                                        possible implications of owning Texas
                                        Instruments Stock upon exchange of the
                                        SPARQS at maturity. Purchasers of the
                                        SPARQS have exclusive responsibility
                                        for ensuring that their purchase and
                                        holding of the SPARQS do not violate
                                        the prohibited transaction rules of
                                        ERISA or the Code.

United States Federal Income
  Taxation.........................     The following summary is based on the
                                        advice of Davis Polk & Wardwell, our
                                        special tax counsel ("Tax Counsel"),
                                        and is a general discussion of the
                                        principal potential U.S. federal income
                                        tax consequences to initial holders of
                                        the SPARQS purchasing the

                                        SPARQS at the Issue Price, who will
                                        hold the SPARQS as capital assets
                                        within the meaning of Section 1221 of
                                        the Code. This summary is based on the
                                        Code, administrative pronouncements,
                                        judicial decisions and currently
                                        effective and proposed Treasury
                                        Regulations, changes to any of which
                                        subsequent to the date of this pricing
                                        supplement may affect the tax
                                        consequences described herein. This
                                        summary does not address all aspects of
                                        U.S. federal income taxation that may
                                        be relevant to a particular holder in
                                        light of its individual circumstances
                                        or to certain types of holders subject
                                        to special treatment under the U.S.
                                        federal income tax laws (e.g., certain
                                        financial institutions, tax-exempt
                                        organizations, dealers in options or
                                        securities, or persons who hold a
                                        SPARQS as a part of a hedging
                                        transaction, straddle, conversion or
                                        other integrated transaction). As the
                                        law applicable to the U.S. federal
                                        income taxation of instruments such as
                                        the SPARQS is technical and complex,
                                        the discussion below necessarily
                                        represents only a general summary.
                                        Moreover, the effect of any applicable
                                        state, local or foreign tax laws is not
                                        discussed.

                                        General

                                        Pursuant to the terms of the SPARQS, we
                                        and every holder of a SPARQS agree (in
                                        the absence of an administrative
                                        determination or judicial ruling to the
                                        contrary) to characterize a SPARQS for
                                        all tax purposes as an investment unit
                                        consisting of the following components
                                        (the "Components"): (A) a terminable
                                        contract (the "Terminable Forward
                                        Contract") that (i) requires the holder
                                        of the SPARQS (subject to the Morgan
                                        Stanley Call Right) to purchase, and us
                                        to sell, for an amount equal to $32.32
                                        (the "Forward Price"), Texas
                                        Instruments Stock at maturity and (ii)
                                        allows us, upon exercise of the Morgan
                                        Stanley Call Right, to terminate the
                                        Terminable Forward Contract by
                                        returning to the holder the Deposit (as
                                        defined below) and paying to the holder
                                        an amount of cash equal to the
                                        difference between the Deposit and the
                                        Call Price; and (B) a deposit with us
                                        of a fixed amount of cash, equal to the
                                        Issue Price, to secure the holder's
                                        obligation to purchase Texas
                                        Instruments Stock (the "Deposit"),
                                        which Deposit bears an annual yield of
                                        2.879% per annum, which yield is based
                                        on our cost of borrowing. Under this
                                        characterization, less than the full
                                        quarterly payments on the SPARQS will
                                        be attributable to the yield on the
                                        Deposit. Accordingly, the excess of the
                                        quarterly payments on the SPARQS over
                                        the portion of those payments
                                        attributable to the yield on the
                                        Deposit will represent payments
                                        attributable to the holders' entry into
                                        the Terminable Forward Contract (the
                                        "Contract Fees"). Furthermore, based on
                                        our determination of the relative fair
                                        market values of the Components at the
                                        time of issuance of the SPARQS, we will
                                        allocate 100% of the Issue Price of the
                                        SPARQS to the Deposit and none to the
                                        Terminable Forward Contract. Our
                                        allocation of the Issue Price among the
                                        Components will be binding on a holder
                                        of the SPARQS, unless such holder
                                        timely and explicitly discloses to the
                                        IRS that its allocation is different
                                        from ours. The treatment of the SPARQS
                                        described above and our allocation are
                                        not, however, binding on the IRS or the
                                        courts. No statutory, judicial or
                                        administrative authority directly
                                        addresses the
                                        characterization of the SPARQS or
                                        instruments similar to the SPARQS for
                                        U.S. federal income tax purposes, and
                                        no ruling is being requested from the
                                        IRS with respect to the SPARQS. Due to
                                        the absence of authorities that
                                        directly address instruments that are
                                        similar to the SPARQS, Tax Counsel is
                                        unable to render an opinion as to the
                                        proper U.S. federal income tax
                                        characterization of the SPARQS. As a
                                        result, significant aspects of the U.S.
                                        federal income tax consequences of an
                                        investment in the SPARQS are not
                                        certain, and no assurance can be given
                                        that the IRS or the courts will agree
                                        with the characterization described
                                        herein. Accordingly, you are urged to
                                        consult your tax advisor regarding the
                                        U.S. federal income tax consequences of
                                        an investment in the SPARQS (including
                                        alternative characterizations of the
                                        SPARQS) and with respect to any tax
                                        consequences arising under the laws of
                                        any state, local or foreign taxing
                                        jurisdiction. Unless otherwise stated,
                                        the following discussion is based on
                                        the treatment and the allocation
                                        described above.

                                        U.S. Holders

                                        As used herein, the term "U.S. Holder"
                                        means an owner of a SPARQS that is, for
                                        U.S. federal income tax purposes, (i) a
                                        citizen or resident of the United
                                        States, (ii) a corporation created or
                                        organized under the laws of the United
                                        States or any political subdivision
                                        thereof or (iii) an estate or trust the
                                        income of which is subject to United
                                        States federal income taxation
                                        regardless of its source.

                                        Tax Treatment of the SPARQS

                                        Assuming the characterization of the
                                        SPARQS and the allocation of the Issue
                                        Price as set forth above, Tax Counsel
                                        believes that the following U.S.
                                        federal income tax consequences should
                                        result.

                                        Quarterly Payments on the SPARQS. To
                                        the extent attributable to the yield on
                                        the Deposit, quarterly payments on the
                                        SPARQS will generally be taxable to a
                                        U.S. Holder as ordinary income at the
                                        time accrued or received in accordance
                                        with the U.S. Holder's method of
                                        accounting for U.S. federal income tax
                                        purposes. As discussed above, any
                                        excess of the quarterly payments over
                                        the portion thereof attributable to the
                                        yield on the Deposit will be treated as
                                        Contract Fees. Although the federal
                                        income tax treatment of Contract Fees
                                        is uncertain, we intend to take the
                                        position that any Contract Fees with
                                        respect to the SPARQS constitute
                                        taxable income to a U.S. Holder at the
                                        time accrued or received in accordance
                                        with the U.S. Holder's method of
                                        accounting for U.S. federal income tax
                                        purposes.

                                        Tax Basis. Based on our determination
                                        set forth above, the U.S. Holder's tax
                                        basis in the Terminable Forward
                                        Contract will be zero, and the U.S.
                                        Holder's tax basis in the Deposit will
                                        be 100% of the Issue Price.

                                        Settlement of the Terminable Forward
                                        Contract. Upon maturity of the
                                        Terminable Forward Contract, a U.S.
                                        Holder would, pursuant to the
                                        Terminable Forward Contract, be deemed
                                        to have applied the Forward Price
                                        toward the purchase of Texas
                                        Instruments Stock, and the U.S. Holder
                                        would not recognize any gain or loss
                                        with respect to any Texas Instruments
                                        Stock received. With respect to any
                                        cash received upon maturity (other than
                                        in respect of any accrued interest on
                                        the Deposit and, possibly, any accrued
                                        Contract Fees), a U.S. Holder would
                                        recognize gain or loss. The amount of
                                        such gain or loss would be the extent
                                        to which the amount of such cash
                                        received differs from the pro rata
                                        portion of the Forward Price allocable
                                        to the cash. Any such gain or loss
                                        would generally be capital gain or
                                        loss, as the case may be.

                                        With respect to any Texas Instruments
                                        Stock received upon maturity, the U.S.
                                        Holder would have an adjusted tax basis
                                        in the Texas Instruments Stock equal to
                                        the pro rata portion of the Forward
                                        Price allocable to it. The allocation
                                        of the Forward Price between cash and
                                        Texas Instruments Stock should be based
                                        on the amount of the cash received and
                                        the relative fair market value of Texas
                                        Instruments Stock as of the Maturity
                                        Date. The holding period for any Texas
                                        Instruments Stock received would start
                                        on the day after the maturity of the
                                        SPARQS.

                                        U.S. Holders should note that while any
                                        accrued but unpaid interest on the
                                        Deposit and any Contract Fees would be
                                        taxable as ordinary income, any gain or
                                        loss recognized upon the final
                                        settlement of the Terminable Forward
                                        Contract generally would be capital
                                        gain or loss. The distinction between
                                        capital gain or loss and ordinary gain
                                        or loss is potentially significant in
                                        several respects. For example,
                                        limitations apply to a U.S. Holder's
                                        ability to offset capital losses
                                        against ordinary income, and certain
                                        U.S. Holders may be subject to lower
                                        U.S. federal income tax rates with
                                        respect to long-term capital gain than
                                        with respect to ordinary gain. U.S.
                                        Holders should consult their tax
                                        advisors with respect to the treatment
                                        of capital gain or loss on a SPARQS.

                                        Sale, Exchange or Early Retirement of
                                        the SPARQS. Upon a sale or exchange of
                                        a SPARQS prior to the maturity of the
                                        SPARQS or upon their retirement prior
                                        to maturity pursuant to the Morgan
                                        Stanley Call Right, a U.S. Holder would
                                        recognize taxable gain or loss equal to
                                        the difference between the amount
                                        realized on such sale, exchange or
                                        retirement and the U.S. Holder's tax
                                        basis in the SPARQS so sold, exchanged
                                        or retired. Any such gain or loss would
                                        generally be capital gain or loss, as
                                        the case may be. Such U.S. Holder's tax
                                        basis in the SPARQS would generally
                                        equal the U.S. Holder's tax basis in
                                        the Deposit. For these purposes, the
                                        amount realized does not include any
                                        amount attributable to accrued but
                                        unpaid interest payments on the
                                        Deposit, which would be taxed as
                                        described under "--Quarterly Payments
                                        on the SPARQS" above. It is uncertain
                                        whether the amount realized includes
                                        any amount attributable to accrued but
                                        unpaid Contract Fees. U.S. Holders
                                        should consult their tax advisors
                                        regarding the
                                        treatment of accrued but unpaid
                                        Contract Fees upon the sale, exchange
                                        or retirement of a SPARQS.

                                        Possible Alternative Tax Treatments of
                                        an Investment in the SPARQS

                                        Due to the absence of authorities that
                                        directly address the proper
                                        characterization of the SPARQS, no
                                        assurance can be given that the IRS
                                        will accept, or that a court will
                                        uphold, the characterization and tax
                                        treatment described above. In
                                        particular, the IRS could seek to
                                        analyze the U.S. federal income tax
                                        consequences of owning a SPARQS under
                                        Treasury regulations governing
                                        contingent payment debt instruments
                                        (the "Contingent Payment Regulations").

                                        If the IRS were successful in asserting
                                        that the Contingent Payment Regulations
                                        applied to the SPARQS, the timing and
                                        character of income thereon would be
                                        significantly affected. Among other
                                        things, a U.S. Holder would be required
                                        to accrue as original issue discount
                                        income, subject to adjustments, at a
                                        "comparable yield" on the Issue Price.
                                        In addition, a U.S. Holder would
                                        recognize income upon maturity of the
                                        SPARQS to the extent that the value of
                                        Texas Instruments Stock and cash (if
                                        any) received exceeds the adjusted
                                        issue price. Furthermore, any gain
                                        realized with respect to the SPARQS
                                        would generally be treated as ordinary
                                        income.

                                        Even if the Contingent Payment
                                        Regulations do not apply to the SPARQS,
                                        other alternative federal income tax
                                        characterizations or treatments of the
                                        SPARQS are also possible, and if
                                        applied could also affect the timing
                                        and the character of the income or loss
                                        with respect to the SPARQS. It is
                                        possible, for example, that a SPARQS
                                        could be treated as constituting a
                                        prepaid forward contract. Other
                                        alternative characterizations are also
                                        possible. Accordingly, prospective
                                        purchasers are urged to consult their
                                        tax advisors regarding the U.S. federal
                                        income tax consequences of an
                                        investment in the SPARQS.

                                        Constructive Ownership

                                        Section 1260 of the Code treats a
                                        taxpayer owning certain types of
                                        derivative positions in property as
                                        having "constructive ownership" in that
                                        property, with the result that all or a
                                        portion of the long term capital gain
                                        recognized or deemed to be recognized
                                        (as described below) by such taxpayer
                                        with respect to the derivative position
                                        would be recharacterized as ordinary
                                        income. Although Section 1260 in its
                                        current form does not apply to the
                                        SPARQS, Section 1260 authorizes the
                                        Treasury Department to promulgate
                                        regulations (possibly with retroactive
                                        effect) to expand the application of
                                        the "constructive ownership" regime.
                                        There is no assurance that the Treasury
                                        Department will not promulgate
                                        regulations to apply the regime to the
                                        SPARQS. If Section 1260 were to apply
                                        to the SPARQS, the effect on a U.S.
                                        Holder would be to treat all or a
                                        portion of the long term capital gain
                                        (if any) recognized by such U.S. Holder
                                        on sale or maturity of a SPARQS
                                        as ordinary income, but only to the
                                        extent such long term capital gain
                                        exceeds the long term capital gain that
                                        would have been recognized by such U.S.
                                        Holder if the U.S. Holder had acquired
                                        the underlying stock itself on the
                                        issue date of the SPARQS and disposed
                                        of the underlying stock upon
                                        disposition (including retirement) of
                                        the SPARQS. Section 1260, if
                                        applicable, would require a U.S. Holder
                                        that receives shares of Texas
                                        Instruments Stock at maturity to
                                        recognize as ordinary income the amount
                                        that would have been treated as
                                        ordinary income according to the rule
                                        described in the preceding sentence, if
                                        the U.S. Holder had sold the SPARQS at
                                        maturity for fair market value. In
                                        addition, Section 1260 would impose an
                                        interest charge on the gain (or deemed
                                        gain) that was recharacterized on the
                                        sale or maturity of the SPARQS.

                                        Backup Withholding and Information
                                        Reporting

                                        A U.S. Holder of a SPARQS may be
                                        subject to information reporting and to
                                        backup withholding in respect of the
                                        amounts paid to the U.S. Holder, unless
                                        such U.S. Holder provides proof of an
                                        applicable exemption or a correct
                                        taxpayer identification number, and
                                        otherwise complies with applicable
                                        requirements of the backup withholding
                                        rules. The amounts withheld under the
                                        backup withholding rules are not an
                                        additional tax and may be refunded, or
                                        credited against the U.S. Holder's U.S.
                                        federal income tax liability, provided
                                        the required information is furnished
                                        to the IRS.

                                                                                                                         Annex A


                                                Hypothetical Call Price Calculations

The following tables set forth sample calculations of the Call Price for hypothetical Call Dates of April 17, 2003 (which is the earliest day on which we may call the SPARQS), May 12, 2003 and September 15, 2003 (the scheduled Maturity Date) based on the following terms:

     o    Original Issue Date: April 16, 2002
     o    Interest Payment Dates: Each March 15, June 15, September 15 and December 15, beginning June 15, 2002
     o    Yield to Call: 22.50% per annum (computed on the basis of a 360-day year of twelve 30-day months)
     o    Issue Price: $32.32 per SPARQS
     o    Interest Rate: 8% per annum

The Call Price with respect to any Call Date is an amount of cash per SPARQS such that the sum of the present values of all cash flows on each SPARQS to and including the Call Date (i.e., the Call Price and all of the interest payments on each SPARQS), discounted to the Original Issue Date from the applicable payment date at the Yield to Call rate of 22.50% per annum, equals the
Issue Price.

The Call Price in each of the hypothetical examples shown below is determined as follows:

     o    The known cash flows on the SPARQS, i.e., the interest payments, are discounted to their present value on the Original
          Issue Date at the applicable Discount Factor, based on a rate equal to the Yield to Call. The sum of these present values equals the present value on the Original Issue Date of all of the interest payments payable on the SPARQS to and including the applicable Call Date.

          o    For example, the present value of all of the interest payments for the hypothetical Call Date of April 17, 2003 is
               $2.2936 ($.4099 + $.5943 + $.5649 + $.5370 + $.1875).

     o    Since the present value of all payments on the SPARQS to and including the Call Date must equal the Issue Price, we can determine the present value of the applicable Call Price by subtracting the sum of the present values of the interest payments from the Issue Price.

          o    For example, for the hypothetical Call Date of April 17, 2003, the present value of the Call Price is $30.0264
               ($32.32 - $2.2936).

     o    The Call Price is then derived by determining the amount that, when discounted to the Original Issue Date from the applicable Call Date at the applicable Discount Factor, equals the present value of the Call Price.

          o    For the hypothetical Call Date of April 17, 2003, the Call Price is therefore $36.8029, which is the amount that if paid on April 17, 2003 has a present value on the Original Issue Date of $30.0264, based on the applicable Discount
               Factor.

                                                              o  o  o

The Call Prices calculated in the following tables are based upon the terms set forth above and three sample Call Dates. The actual amount you will receive if we call the SPARQS will depend upon the actual Call Date.

                                                    Call Date of April 17, 2003
                                                    -----------------------------

                                                                                                                       Present Value
                                                                                                                        at Original
                                         Accrued but               Total Cash   Days                                   Issue Date of
                                            Unpaid                  Received    from        Years from      Discount   Cash Received
                       Issue   Interest    Interest                    on     Original    Original Issue     Factor      on Payment
                       Price   Payments  Received on  Call Price    Payment     Issue          Date         at Yield   Date at Yield
  Payment Date         Paid    Received   Call Date   Received(1)     Date     Date(2)     (Days(2)/360)   to Call(3)     to Call
------------------  ---------  --------  -----------  -----------  ---------- --------    --------------   ----------  -------------
April 16, 2002     ($32.3200)        --          --          --          --          0         0.00000      100.000%          --
June 15, 2002             --     $.4238          --          --      $.4238         59         0.16389       96.729%        $.4099
September 15, 2002        --     $.6464          --          --      $.6464        149         0.41389       91.944%        $.5943
December 15, 2002         --     $.6464          --          --      $.6464        239         0.66389       87.395%        $.5649
March 15, 2003            --     $.6464          --          --      $.6464        329         0.91389       83.072%        $.5370
April 17, 2003            --         --      $.2298          --      $.2298        361         1.00278       81.587%        $.1875
Call Date (April 17,
  2003)                   --         --          --    $36.8029    $36.8029        361         1.00278       81.587%      $30.0264
                                                                                                                          --------
Total amount received on the Call Date: $37.0327                                                                 Total:   $32.3200
Total amount received over the term of the SPARQS: $39.3957

-------------------

1    The Call Price is the dollar amount that has a present value of $30.0264 discounted to the Original Issue Date from the Call
     Date at the Yield to Call rate of 22.50%, so that the sum of the present values of all of the interest payments on the SPARQS and the present value of the Call Price is equal to the Issue Price of $32.32.

2    Based upon a 360-day year of twelve 30-day months.

3    Discount Factor =    1
                       --------, where x is Years from Original Issue Date.
                       1.225(x)


                                                     Call Date of May 12, 2003
                                                     -------------------------

                                                                                                                       Present Value
                                                                                                                        at Original
                                         Accrued but               Total Cash   Days                                   Issue Date of
                                            Unpaid                  Received    from        Years from      Discount   Cash Received
                       Issue   Interest    Interest                    on     Original    Original Issue     Factor      on Payment
                       Price   Payments  Received on  Call Price    Payment     Issue          Date         at Yield   Date at Yield
  Payment Date         Paid    Received   Call Date   Received(1)     Date     Date(2)     (Days(2)/360)   to Call(3)     to Call
------------------  ---------  --------  -----------  -----------  ---------- --------    --------------   ----------  -------------
April 16, 2002     ($32.3200)        --          --          --          --          0         0.00000      100.000%            --
June 15, 2002             --     $.4238          --          --      $.4238         59         0.16389       96.729%        $.4099
September 15, 2002        --     $.6464          --          --      $.6464        149         0.41389       91.944%        $.5943
December 15, 2002         --     $.6464          --          --      $.6464        239         0.66389       87.395%        $.5649
March 15, 2003            --     $.6464          --          --      $.6464        329         0.91389       83.072%        $.5370
May 12, 2003              --         --      $.4094          --      $.4094        386         1.07222       80.445%        $.3293
Call Date (May 12,
  2003)                   --         --          --    $37.1491    $37.1491        386         1.07222       80.445%      $29.8846
                                                                                                                          --------
Total amount received on the Call Date: $37.5585                                                                 Total:   $32.3200
Total amount received over the term of the SPARQS: $39.9215

-------------------
1    The Call Price is the dollar amount that has a present value of $29.8846 discounted to the Original Issue Date from the Call
     Date at the Yield to Call rate of 22.50%, so that the sum of the present values of all of the interest payments on the SPARQS and the present value of the Call Price is equal to the Issue Price of $32.32.

2    Based upon a 360-day year of twelve 30-day months.

3    Discount Factor =    1
                       --------, where x is Years from Original Issue Date.
                       1.225(x)

                                          Call Date of September 15, 2003 (Maturity Date)
                                         ------------------------------------------------

                                                                                                                       Present Value
                                                                                                                        at Original
                                         Accrued but               Total Cash   Days                                   Issue Date of
                                            Unpaid                  Received    from        Years from      Discount   Cash Received
                       Issue   Interest    Interest                    on     Original    Original Issue     Factor      on Payment
                       Price   Payments  Received on  Call Price    Payment     Issue          Date         at Yield   Date at Yield
  Payment Date         Paid    Received   Call Date   Received(1)     Date     Date(2)     (Days(2)/360)   to Call(3)     to Call
------------------  ---------  --------  -----------  -----------  ---------- --------    --------------   ----------  -------------
April 16, 2002     ($32.3200)        --          --          --          --          0         0.00000      100.000%            --
June 15, 2002             --     $.4238          --          --      $.4238         59         0.16389       96.729%        $.4099
September 15, 2002        --     $.6464          --          --      $.6464        149         0.41389       91.944%        $.5943
December 15, 2002         --     $.6464          --          --      $.6464        239         0.66389       87.395%        $.5649
March 15, 2003            --     $.6464          --          --      $.6464        329         0.91389       83.072%        $.5370
June 15, 2003             --     $.6464          --          --      $.6464        419         1.16389       78.962%        $.5104
September 15, 2003        --         --      $.6464          --      $.6464        509         1.41389       75.056%        $.4852
Call Date (September
  15, 2003)               --         --          --    $38.9287    $38.9287        509         1.41389       75.056%      $29.2183
                                                                                                                          --------

Total amount received on the Call Date: $39.5751                                                                 Total:   $32.3200
Total amount received over the term of the SPARQS: $42.5845

-------------------
1    The Call Price is the dollar amount that has a present value of $29.2183 discounted to the Original Issue Date from the Call
     Date at the Yield to Call rate of 22.50%, so that the sum of the present values of all of the interest payments on the SPARQS and the present value of the Call Price is equal to the Issue Price of $32.32.

2    Based upon a 360-day year of twelve 30-day months.

3    Discount Factor =   1
                      --------, where x is Years from Original Issue Date.
                      1.225(x)


                        MORGAN STANLEY DEAN WITTER & CO.